UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 09, 2025

CABALETTA BIO, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39103	82-1685768
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2929 Arch Street Suite 600
Philadelphia, Pennsylvania		19104
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (267) 759-3100

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	CABA	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

On October 9, 2025, Cabaletta Bio, Inc. (“Cabaletta” or the “Company”) issued a press release reporting new clinical and translational data from the ongoing RESET-PV™ trial evaluating rese-cel (resecabtagene autoleucel, formerly known as CABA-201) (the “Press Release”). A copy of the Press Release is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section and shall not be incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01 Other Events.

On October 9, 2025, the Company posted to the “Investors & Media” section of the Company’s website at www.cabalettabio.com an updated corporate presentation (the “Corporate Presentation”). A copy of the Corporate Presentation is attached hereto as Exhibit 99.2 to this Current Report on Form 8-K and incorporated herein by reference.

Cabaletta is presenting new clinical and translational data from three evaluable patients who were dosed with rese-cel in the RESET-PV trial in a late-breaking clinical oral presentation at the 2025 European Society of Gene & Cell Therapy (ESGCT) Annual Congress. The RESET-PV trial is the first study within Cabaletta’s RESET clinical development program to evaluate rese-cel without the use of cyclophosphamide and fludarabine as preconditioning agents.

Key clinical and translational insights from these patients, as of the data cut-off date of September 11, 2025, include:

•
Translational Profile: Rese-cel exhibited similar CAR T cell expansion and contraction kinetics relative to translational data reported from other RESET trials with preconditioning. All three patients experienced substantial depletion of B cells within the first month post-infusion, with patients 2 and 3 achieving complete peripheral B cell depletion. In these two patients, rapid reduction in autoantibodies to desmoglein was observed and the increase in peak B cell activating factor (BAFF) was within the range of patients dosed with rese-cel plus preconditioning from pre-infusion through the latest follow-up, suggestive of deep B cell depletion in the tissue.
•
Safety Profile: Rese-cel was generally well tolerated with no immune effector cell-associated neurotoxicity syndrome (ICANS) reported. After infusion, patient 1 experienced transient fever (grade 1 cytokine release syndrome). Patient 2 required a course of steroids for a disease flare in the first two weeks following infusion after discontinuing immunomodulators. This steroid course was less intense than a previous course that was administered for a flare prior to infusion where limited impact on disease was observed. The patient has tapered the steroid dose to below the pre-infusion baseline dose at 3 months post-infusion.
•
Clinical Profile: Meaningful early clinical responses were observed in all three patients starting in the first month post-infusion based on Pemphigus Disease Area Index (PDAI) score for skin, scalp and mucosal surfaces. From baseline to latest follow-up, PDAI activity scores improved as follows:
o
Patient 1 (4 mo): 24 to 10
o
Patient 2 (3 mo): 83 to 3
o
Patient 3 (1 mo): 22 to 2

PDAI activity scores have formed the basis for the most recent regulatory approval in PV. Total PDAI scores were also reported to be consistent with the PDAI activity scores, including improvement in the PDAI damage scores, in the late-breaking clinical oral presentation. PDAI improvements were most significant in the two patients who experienced complete B cell depletion. All three patients remain off immunomodulators as of the data cut-off.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release issued by the registrant on October 9, 2025, furnished herewith.

99.2	Cabaletta Bio, Inc. Corporate Presentation, dated October 2025, filed herewith.

104	Cover Page Interactive Data File (embedded within the Inline XBRL Document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CABALETTA BIO, INC.

Date: October 9, 2025	By:	/s/ Steven Nichtberger
Steven Nichtberger
Chief Executive Officer and President (Principal Executive Officer)